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                                                                      EXHIBIT 22

                                    MAGNETEK, INC.

                                     SUBSIDIARIES

              Name                          State/Country of Incorporation
              ----                          ------------------------------


      MagneTek Europe N.V.                            Netherlands



 MagneTek Financial Services, Inc.                     Delaware